Exhibit 23 -- Consent of Experts


G. BRAD BECKSTEAD
---------------------------
Certified Public Accountant

                                                       330 E. Warm Springs
                                                      Las Vegas, NV  89119
                                                              702.528.1984
                                                       425.928.2877 (efax)



October 18, 2001


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of October 18, 2001, on the Financial Statements of Business Translation Services, Inc. for the periods ended September 30, 2001 and December 31, 2000, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,

/s/ G. Brad Beckstead
------------------------------
G. Brad Beckstead, CPA



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